UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 5, 2005

Parametric Technology Corporation

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

To further PTC’s goal of reducing its options overhang, on July 5, 2005, the following PTC executive officers surrendered all options they held having exercise prices at or above $15.50 per share to PTC for cancellation for no consideration:

Name and Title	Number of Options Cancelled on July 5, 2005
C. Richard Harrison Chief Executive Officer and President Director	2,300,000

Barry F. Cohen Executive Vice President, Strategic Services and Partners	527,712

Paul J. Cunningham Executive Vice President, World Sales	288,000

Anthony DiBona Executive Vice President, Global Maintenance Support	50,000

James E. Heppelmann Executive Vice President and Chief Product Officer	167,320

Cornelius F. Moses, III Executive Vice President and Chief Financial Officer	-0-

Total	3,333,032

Item 8.01 Other Events.

Parametric Technology Corporation (PTC) filed today with the Securities and Exchange Commission a Schedule TO pursuant to which it will conduct a tender offer to its eligible employees to exchange eligible options to purchase shares of its common stock for a cash payment. Eligible options are outstanding options with exercise prices equal to or greater than $9.00 per share granted under participating equity incentive plans and that are vested at the offer expiration time.

The terms of the tender offer are more fully described in the tender offer documents filed by PTC today with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMETRIC TECHNOLOGY CORPORATION

By:	/s/ Cornelius F. Moses, III
Cornelius F. Moses, III
Executive Vice President and Chief Financial Officer

Date: July 6, 2005

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